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                                                                     EXHIBIT 5.1



INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201



Date: May 6, 2003                        Employer Identification Number:
                                           64-0659571
                                         DLN:
                                           17007042023002
BANCORPSOUTH INC                         Person to Contact:
PO BOX 789                                  DIANE COFFEY          ID# 52008
TUPELO, MS 38802                         Contact Telephone Number:
                                            (877) 829-5500
                                         Plan Name:
                                           BANCORPSOUTH INC SALARY DEFERRAL -
                                           PROFIT SHARING ESOP
                                         Plan Number: 002



Dear Applicant:

     We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

     Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

     The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated March 27, 2003. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination also applies to the proposed amendments dated April 8, 2003.

     This determination letter is applicable for the amendment(s) executed on 5/l6/01 & 12/29/00.

     This determination letter is also applicable for the amendment(s) dated


                                                             Letter 835 (DO/CG)




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                                       -2-

BANCORPSOUTH INC


on 4/19/00 & 12/1/99.

     This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job
Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

     This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                            /s/ Paul T. Shultz

                                            Paul T. Shultz
                                            Director,
                                            Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum















                                                              Letter 835 (DO/CG)



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                                       -3-

BANCORPSOUTH INC




     This determination letter acknowledges receipt of your amendment(s) intended to satisfy the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

This determination also applies to amendments executed 11/21/1995 as of 1/1/1989 and as of 1/1/1991.






















                                                              Letter 835 (DO/CG)